                                                                   Exhibit 10.46

                          REINSURANCE CUSTODY AGREEMENT

THIS MEMORANDUM OF AGREEMENT made and entered into this 30th day of September, 2002.

BETWEEN: COMMERCE & INDUSTRY INSURANCE COMPANY OF CANADA (hereinafter referred to as the "Company")

                                                               OF THE FIRST PART

                                  COMMERCIAL UNDERWRITERS INSURANCE COMPANY
                                  (hereinafter referred to as the  "Reinsurer")

                                                              OF THE SECOND PART

                                  - and -

                                  ROYAL TRUST CORPORATION OF CANADA,
                                  (hereinafter referred to as "Royal Trust")

                                                               OF THE THIRD PART


WHEREAS the Company has entered into an agreement of reinsurance (the "Reinsurance Agreement") with the Reinsurer under which the Company has ceded to the Reinsurer and the Reinsurer has agreed to reinsure certain specified insurance policies;

AND WHEREAS the Company wishes to have deposited with Royal Trust certain securities to be held by Royal Trust as security for the obligations of the Reinsurer to the Company under the agreement of reinsurance.

NOW THEREFORE in consideration of these premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.    DEPOSIT

      The Reinsurer hereby agrees to deposit with Royal Trust under the terms and conditions of this Agreement as security for the obligations of the Reinsurer under the Reinsurance Agreement assets which shall at all times be of an aggregate value, determined as hereinafter provided, at least equal to 115% of the unearned premium, outstanding losses and incurred but not reported losses (IBNR) on the risks ceded under the Reinsurance Agreement.

2.    STATEMENT

      The Company shall furnish to the Reinsurer and to Royal Trust within forty-five (45) days after the close of each calendar quarter during which this Agreement is in force a statement showing the Reinsurer's share of any unearned premiums and losses outstanding (including losses incurred but not reported) and the amount of the aggregate value of assets which is required hereby to be maintained on deposit as of the end of such quarter. If the amount then on deposit is less than the required amount as shown by the statement, the Reinsurer shall deposit assets equal in value to the difference between the required amount of the deposit and the amount then on deposit within ten (10) days after delivery of such statement.

3.    RESERVE VALUATION

      In the event of any dispute by the Reinsurer with respect to the reserves established by the Company, both parties agree to independent arbitration. First the issue in dispute will be referred to an independent consulting actuary. The Company will make its files available to the independent consulting actuary. Should the findings of the independent actuary fail to satisfy either party the matter will be referred to arbitration in accordance with Section 22 hereof.

4.    WITHDRAWAL

      The Reinsurer shall have the right at any time to withdraw from the deposit under this Agreement cash and other assets on deposit to the extent that the aggregate value of all assets on deposit is in excess of the value of assets required to be on deposit as shown on the last statement received from the Company under Section 2 of this Agreement. Royal Trust shall not permit any such withdrawal to the extent that the aggregate value of assets remaining on deposit would thereby become less than the required amount as shown on such statement, without the prior written approval of the Company. Royal Trust shall provide prompt notice to the Company of any withdrawal of assets by the Reinsurer pursuant to the foregoing. Notwithstanding, Royal Trust without limiting the generality of the foregoing, shall seek prior written approval of the Company in connection with any requests by the Reinsurer for withdrawal of deposits under this Agreement.

5.    NATURE OF DEPOSIT AND CUSTODIAL SERVICES

      The assets maintained on deposit by or on behalf of the Reinsurer shall consist only of cash and investments authorized under Section 433 of the INSURANCE ACT OF ONTARIO, 1990 RSO "THE ACT". For the purposes of determining their aggregate value as required by Section 1 of this Agreement, such assets shall be valued at the time of deposit and at any time thereafter at the then current fair market value thereof.

      5.1. Royal Trust shall register in its name or in the name of its nominee any asset that can be issued in registered form and such assets are to be held in Ontario in safekeeping on behalf of Ontario policy-holders pursuant to the Act.

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      5.2.  Notwithstanding the foregoing, assets may be held through the nominee of the Canadian Depository for Securities Limited (CDS) and Royal Trust shall have the same responsibility for assets whether in this possession or deposited with CDS.

      5.3. Subject to the terms of this Agreement, Royal Trust is specifically authorized and empowered, but only to the extent required to fulfill its obligations hereunder:

            (a) to settle on behalf of the Fund the purchase and sale of securities, currencies or other property pursuant to directions from the Reinsurer or a duly authorized Investment Manager;

            (b) to take all reasonable steps to collect and receive all income, principal, dividends and other payments and distributions when due in respect of any property of the Fund in its custody and promptly credit all cash receipts received by it for the account of the Fund;

            (c) to enter into and settle foreign exchange transactions on behalf of the Fund for purposes of facilitating settlement of trades of securities or other property of the Fund, and any such transactions may be entered into with such counterparties as Royal Trust may choose in its sole discretion including its affiliates or Restricted Parties;

            (d) to process on behalf of the Fund such ownership and other documents as may be required to obtain payment of income, principal, dividends or other distributions with respect to the property of the Fund in its custody;

            (e) unless and until instructed otherwise by the Reinsurer, to exercise all voting and other rights appurtenant to or available in respect of any securities or other property forming part of the Fund;

            (f) in the event of overdraft as a result of securities settlement, to borrow (including the right to borrow from itself or any of its affiliates or Restricted Parties) money against the assets of the Fund, on such terms and conditions as Royal Trust may determine, provided that the principal of and interest charged on such borrowing shall be paid out of the Fund and shall constitute a charge against the Fund until paid;

            (g) on instructions from the Reinsurer to purchase, hold, sell or exercise call or put options on securities, indices of shares or other securities, financial and stock index futures contracts, securities or currency futures or forward contracts or other financial or derivative instruments, all whether or not any such options, indices, contracts or instruments are traded on a regular exchange;

            (h) to do all such acts, take all such proceedings and exercise all such rights and privileges, although not specifically mentioned herein, as Royal Trust may deem necessary to carry out its powers and obligations under this Agreement.

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      5.4.  For greater certainty, it is hereby confirmed that Royal Trust shall have no responsibility for the investment management of the securities or other property of the Fund or for any investment decisions save and except for carrying out the instructions given to it pursuant to Section 2 of this Agreement. If, at the Reinsurer's request, Royal Trust should agree to appear in, prosecute or defend any legal or equitable proceeding, either in its own name or in the name of its nominee, Royal Trust shall first be indemnified to its satisfaction.

      5.5. Royal Trust may retain cash balances from time to time on hand in the Fund and may, in its sole discretion:

            (a) hold the same on a pooled basis in a pooled trust fund, pay interest thereon at the rate from time to time established by Royal Trust and paid with respect to cash balances so held for similar accounts;

            (b) hold such cash balances on deposit with a bank or such other deposit taking institution in Ontario, including itself or its affiliates or Restricted Parties, in such interest bearing account as Royal Trust in its discretion may determine;

            (c) invest such cash balances in guaranteed investment certificates of itself or any of its affiliates or Restricted Parties; or

            (d) invest such cash balances in units of such short term investment funds as may be established by Royal Trust or its affiliates by declaration of trust or otherwise provided a copy of the applicable declaration of trust or other constating document as provided to the Reinsurer.

      5.6. Royal Trust shall, in jurisdictions where settlement practices permit, credit the Fund, in connection with the receipt by the Fund of interest or dividends or the sale or redemption of any security held by the Fund, and debit the Fund, in connection with the purchase of any security by the Fund, on the Contract Date (as defined below) with respect thereto, whether or not such funds have been received, or payment made, by the Contract Date; provided, however, that if after a reasonable time (as determined by Royal Trust) following the Contract Date any such payment or receipt shall fail to take place for any reason other than the failure of Royal Trust to make payment against delivery or delivery against payment, all related credits and debits shall be reversed and adjusted to reflect the failure of the transaction to take place.

            "Contract Date" means:

            (a) with respect to the purchase or sale of any bond or stock, the contractual settlement date, or three business days after Royal Trust receives notice in writing of the trade, whichever is the later;

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            (b)   with respect to the purchase or sale of any short term money market investments, the date specified by the Company at the time at which it gave instructions to Royal Trust;

            (c)   with respect to the maturity of a security, the maturity date;
                  and

            (d) with respect to interest and dividend payments, the due date established by the payer.

6.    CUSTODIAN'S SCHEDULE

      Royal Trust shall furnish to the Company and the Reinsurer, as soon as possible but not less than thirty (30) days after the end of each calendar quarter, a schedule of the assets held by Royal Trust under this Agreement, giving their fair market values, if available, from sources considered reliable by Royal Trust. Within ten (10) days after receipt from the Company of each quarterly report showing the amount of the aggregate value of assets required under Section 1 of this Agreement, the Reinsurer shall make sure additions to the deposit held hereunder as may be necessary to maintain the amount so required. The Company and the Reinsurer shall each have the right to annually audit the records and holdings of Royal Trust with respect to this Agreement.

7.    SUPERINTENDENT OF INSURANCE

      Royal Trust shall, at such times as may be required by the Superintendent of Insurance for Ontario (the "Superintendent"), furnish the Superintendent with a statement of such assets as it may be holding at the time under this Agreement and shall permit the Superintendent and his authorized representatives to examine the assets held by it from time to time as the Superintendent may deem necessary.

      In the event that the Superintendent requires at any time or times any amendment. alteration or change to be made to this Agreement, each of the Company, the Reinsurer and Royal Trust agrees to execute and deliver at any time or times an agreement in such form as may be required to effect such amendment, alteration or change forthwith upon receipt by the Company from the Superintendent of a written notice requesting such amendment, change or alteration.

8.    SUBSTITUTION

      The Reinsurer shall have the right at any time to direct Royal Trust to exchange with the Reinsurer cash or other assets on deposit under this Agreement for cash or other assets authorized for deposit under Section 4 of this Agreement, at their then fair market value, or it may sell any assets on deposit against the receipt by Royal Trust of their fair market value and to reinvest the proceeds of such sale in assets authorized for deposit under Section 5 hereof. Upon receipt of Royal Trust of any such directions of the Reinsurer, Royal Trust shall provide prompt notice thereof to the Company.

9.    EXCULPATION

      Royal Trust agrees to receive all obligations, other documents, and cash forming the deposit under this Agreement transmitted to it by or on behalf of the Reinsurer and to hold such obligations, documents, and cash in a safe and convenient place. Royal Trust is hereby authorized to hold such assets in its own name or in the name of its nominee, and to commingle any authorized deposit of cash with its own funds, provided suitable account identification is maintained. Royal Trust shall be responsible for the sufficiency, correctness, genuineness, and validity of any asset or instrument purchased and held by Royal Trust as instructed by the Reinsurer subject to Section 5 hereof but the foregoing responsibility shall not apply to assets or instruments not purchased by Royal Trust. This Custodian shall not have any obligations to verify the aggregate amount of such assets required under this Agreement at any time. Except as it may receive instructions from the Reinsurer for delivery of assets in withdrawal or substitution under Sections 4 or 7 of this Agreement, or from the Company for transfer of assets under Section 18 of this Agreement, or from the appropriate party or of a successor Custodian under
      Section 19 of this Agreement or appointment of a successor Custodian under
      Section 16 of this Agreement, Royal Trust shall be under no duty or responsibility with respect to this Agreement except to hold such obligations and other documents and cash in accordance with the terms of this Agreement, and Royal Trust shall be liable only for its own negligence or willful misconduct.

10.   INCOME

      The Reinsurer shall have the right to receive all payments of interest, dividends, and other income or assets on deposit under this Agreement. Royal Trust shall be responsible for the collection of any income on assets or instruments it purchases and holds in accordance with the instructions of the Reinsurer under Section 8 hereof but Royal Trust shall not have such responsibility for assets or instruments it has not purchased. Royal Trust shall, however remit to the Reinsurer any interest, dividend or other income payments received by Royal Trust with respect to such assets subject to the prior written direction from the Company.

11.   ASSESSMENTS

      Royal Trust shall pay out of deposits under this Agreement all brokerage commissions, taxes and other assessments levied or assessed under applicable existing or future laws against Royal Trust or the deposits under this Agreement and shall withhold from payments out of the deposits under this Agreement all taxes and other assessments required by any applicable law to be so withheld; provided that Royal Trust shall review all tax levies and assessments with a view to determining the applicability and correctness thereof and, in cases where there is any doubt, shall forthwith notify the Reinsurer so that, as far as practicable, there will be sufficient time for discussion and, where appropriate, appeal of any questionable levy or assessment.

12.   ASSIGNMENT

      The Reinsurer shall, upon deposit of any and all assets under this Agreement, execute such assignments, endorsements in blank, powers of attorney, and any other documents as Royal Trust may reasonably require in order to enable Royal Trust to hold such assets in its own name or in the name of its nominee, or to permit Royal Trust to effect transfer of such assets to the Company in the event that demand for such transfer is given under Section 14 of this Agreement. The Company shall also furnish Royal Trust with such other and further documents as Royal Trust may from time to time reasonably require for the same purpose.

13.   USE OF DEPOSIT

      The Company agrees that the assets of the Reinsurer deposited with Royal Trust under this Agreement or the proceeds thereof shall be available for use by the Company or its successors in interest only for the following purposes and none other, and only in the event that the Reinsurer shall default in an obligation under the Reinsurance Agreement or this
      Agreement:

      (a) To reimburse the Company for the Reinsurer's share of claims or losses incurred under the policies reinsured, and of the adjustment expenses applicable thereto, as set out in the Reinsurance Agreement; and

      (b) to reimburse the Company for the Reinsurer's share of premiums refunded by the company by reason of cancellation of coverages reinsured, as set out in the Reinsurance Agreement.

14.   DEMAND FOR DEPOSIT

      Upon written demand by the Company, for any one or more of the purposes set forth in Section 13 of this Agreement, Royal Trust shall, after the expiration of ten (10) days from the date of receipt of such demand, transfer to the Company the assets specified in such demand, and deliver the physical custody thereof to the Company in accordance with instructions contained in such demand, in return for which the Company shall execute such receipts and releases as Royal Trust may reasonably require for the protection of all parties concerned. Notice of such demand shall concurrently be furnished by the Company to the Reinsurer, and if the Reinsurer shall have reason to dispute such demand, the Reinsurer shall, within ten (10) days after receipt of demand by Royal Trust, so notify the Company and Royal Trust. In such case the transfer of any assets to the Company by Royal Trust shall be held in abeyance pending resolution of the dispute by agreement of the parties or otherwise. Royal Trust shall be under no liability and shall be fully protected for any transfer or delivery made by it pursuant to such written demand of the Company, unless Royal Trust has received timely notice of dispute as hereinbefore provided. Upon transfer of any asset to the Company in accordance with this section, it shall be valued at the then current fair market value thereof and the Company shall account for it thereafter to the Reinsurer solely as a liability due the Reinsurer under the Reinsurance Agreement in an amount equal to such value, against which the Company

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      shall charge the reimbursements provided for in Section 13 of this
      Agreement to the extent that such reimbursements are not offset by amounts currently due to the Reinsurer from the Company.

15.   INDEMNITY

      The Reinsurer agrees to pay all costs or fees charged by Royal Trust for acting as custodian under the terms of this Agreement, and to indemnify and hold harmless Royal Trust for acting as custodian under the terms of this Agreement, and to indemnify and hold harmless Royal Trust from any costs, damages, expenses, or claims, including fees for legal services which Royal Trust may incur or sustain as a result of or arising out of this Agreement of Royal Trust's duties with respect thereto, except as to matters with respect to which Royal Trust is held liable under the terms of this Agreement. The indemnities contained in this section shall survive the termination of this Agreement.

16.   NOTICES AND DIRECTIONS

      16.1. All directions, orders, requests, instructions and objections (collectively "communications") of the Company and or the Reinsurer given to Royal Trust hereunder shall be in writing and signed by an authorized officer, person or other representative of the Company or the Reinsurer. The Company and the Reinsurer shall from time to time furnish Royal Trust with a certificate signed by the President, a Vice-President or the Secretary of the Company stating the name(s) of the authorized officer(s) of the Company and the Reinsurer and of any other person(s) or representative(s) so authorized to act on behalf of the Company and the Reinsurer at the time specified in such certificate, together with specimen signatures of all such officers, persons or representatives, and Royal Trust shall be entitled to rely upon the identification of such persons as specified in such certificate as the persons entitled to act on behalf of the Company and the Reinsurer for the purposes of this Agreement until a later certificate respecting the same is delivered to Royal Trust. In addition to the foregoing communications may also be given, in an agreed upon code if code is requested by the Company or the Reinsurer, by telegram, telegraph, telex, telefax, directly between electro-mechanical or electronic terminals or devices or by telephone (verbal) confirmed forthwith by telegram, telegraph, telex, telefax or letter and, when so given, shall be deemed to have been effectively and sufficiently given for all purposes of this Agreement.

      16.2. The Reinsurer may designate a person or persons as an investment manager ("Investment Manager") and shall advise Royal Trust of any such designation. Any instructions from an Investment Manager so designated, for the purposes hereof, shall be deemed to be instructions of the Reinsurer and shall be governed by the foregoing provisions.

      16.3. Royal Trust shall act in accordance with communications given in accordance with Section 16.1 and 16.2 and shall, in acting in accordance with same, be fully protected and absolved from any and all liability howsoever arising.

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      16.4. The Company and Reinsurer agrees to deliver to Royal Trust the names of the authorized signatories of the Company and the Reinsurer and to keep Royal Trust informed as to any changes in the authorized signatories. Any restrictions or limitations on the powers and authority of any authorized signatory shall be communicated to Royal Trust in writing and signed by the President, a Vice-President or the Secretary of the Company and Reinsurer.

      16.5. All communications required or permitted hereunder shall be validly given if delivered personally, or if sent by prepaid ordinary mail or if transmitted by telegram, telegraph, telex, telefax or telephone as follows:

            (a)   in the case of Royal Trust:

                  Royal Trust Corporation of Canada
                  Royal Trust Tower, 11th Floor
                  77 King Street West
                  P.O. Box 7500, Station "A"
                  Toronto, Ontario
                  M5W 1P9

                  Attention:       Manager, Domestic Custody

                  Telephone:       (416) 955-3429
                  Telefax:         (416) 955-2600

            (b)   in the case of the Company:

                  Commerce & Industry Insurance Company of Canada
                  145 Wellington Street West, 9th Floor
                  Toronto, Ontario
                  M5J 1H8

                  Attention:       VP & Comptroller

                  Telephone:       (416) 596-4050
                  Telefax:         (416) 596-3006

            (c)   In the case of the Reinsurer:

                  Commercial Underwriters Insurance Company
                  200 State Street
                  Boston, MA  02109
                  USA

                  Attention:       John Artesani, Assistant VP, Lexington
                                   Insurance

                  Telephone:       (617) 330-8368
                  Telefax:         (617) 443-6155

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17.   EFFECTIVE DATE

      This Agreement shall take effect upon execution by all of the parties and shall thereafter continue in effect and be binding upon all of the parties hereto and their successors or assigns so long as the Reinsurer shall be liable as reinsurer under the terms and provisions of the agreement of reinsurance for contractual liability insurance policies.

18.   SUCCESSOR CUSTODIAN

      The Company and the Reinsurer may by written agreement and upon giving thirty (30) days notice to Royal Trust appoint a successor custodian.

19.   RESIGNATION OF CUSTODIAN

      Royal Trust may at any time, by ninety (90) days notice given to the other parties hereto, resign from all responsibilities under this Agreement, but such resignation shall in no event take effect until the Reinsurer and the Company shall have appointed a successor custodian by mutual written agreement, except that in all events the resignation will take effect within twelve months following notice of resignation.

20.   TERMINATION OF AGREEMENT

      Upon termination of this Agreement by termination of all of the Reinsurer's liabilities as reinsurer, Royal Trust in exchange for a written receipt from the Reinsurer approved by the Company shall deliver the assets then held by it under this Agreement to the Reinsurer. Upon appointment of a successor custodian, Royal Trust shall deliver such assets in accordance with the joint instructions of the Company and the Reinsurer in return for releases executed by those parties with respect to any claims against Royal Trust other than claims based on Royal Trust's negligence or willful misconduct. In either such event, Royal Trust shall also execute such assignments, endorsements in blank, powers of attorney and any other documents to effect delivery and transfer of such assets as the Reinsurer or the Company may reasonably require in order to effect transfer of such assets to the Reinsurer or the successor custodian, as the case may be.

21.   GOVERNING LAW

      This Agreement shall be deemed to have been made under and shall be governed by the laws and decisions of the Province of Ontario in all respects including matters of construction, validity and performance.

22.   ARBITRATION

      In the event of any dispute arising under this Agreement, either the Company or the Reinsurer may elect that such dispute be resolved by arbitration. In order to make such an election, such party must select an arbitrator and give notice to the other of its election and of the name and address of the arbitrator so selected. Within ten (10) days after receiving that notice the other party shall select an arbitrator and give the first party notice of the name and address of said arbitrator. Within ten (10) days thereafter the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrator shall be final and not subject to appeal.

23.   AMENDMENTS

      This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification or alteration of the terms hereof or termination of this Agreement prior to the time provided for herein shall be binding unless the same be in writing signed by the Company and the Reinsurer. No such action shall prejudice any right of Royal Trust under this Agreement without its consent.

24.   SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon the successors and assigns of the respective parties hereto.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers.

                             COMMERCE & INDUSTRY INSURANCE COMPANY OF CANADA

                             /s/ Ray Lui
                             -------------------------------------------------
                             Ray Lui, Vice President & Comptroller

                             /s/ Gary McMillan
                             -------------------------------------------------
                             Gary McMillan, President & C.O.O.

                             COMMERCIAL UNDERWRITERS INSURANCE COMPANY

                             /s/ Richard E. Jodoin
                             -------------------------------------------------
                             Richard E. Jodoin, President
                             -------------------------------------------------

                             ROYAL TRUST CORPORATION OF CANADA

                             /s/ Evan Davies
                             -------------------------------------------------
                             Evan Davies
                             Client Service Manager
                             RBC Global Services, IIS

                              CONSENT TO ASSIGNMENT

TO:   ROYAL TRUST CORPORATION OF CANADA (THE "ASSIGNOR")

RE: TRANSFER OF THE INSTITUTIONAL INVESTOR SERVICES BUSINESS TO RBC DEXIA INVESTOR SERVICES TRUST IN CONNECTION WITH THE JOINT VENTURE TRANSACTION TO BE COMPLETED BETWEEN ROYAL BANK OF CANADA AND DEXIA BANQUE INTERNATIONALE A LUXEMBOURG (THE "TRANSACTION")
--------------------------------------------------------------------------------

Subject to completion of the Transaction, the undersigned hereby consents to the assignment by the Assignor of all of its rights, title, benefit and interest in, to and under all of the agreements entered into between the undersigned and the Assignor prior to the Closing Date (as defined below) and described in Schedule "A" attached hereto (collectively, the "AGREEMENTS") to a new trust company to be formed under the laws of Canada, RBC Dexia Investor Services Trust, ("RBC DEXIA TRUST") and an assumption by RBC Dexia Trust of all of the Assignor's obligations and liabilities thereunder in accordance with the terms of the Agreements, from and after the closing date of the Transaction (the "CLOSING DATE").

With effect from the Closing Date, the Agreements shall be read and construed as if all references to the Assignor were deleted and replaced by references to RBC Dexia Trust and all other terms, conditions, covenants and obligations under the Agreements shall continue in full force and effect, unamended by this assignment and assumption.

This Consent shall be conditional upon and effective as of the Closing Date.

Dated this 21st day of December, 2005


ALLIED WORLD ASSURANCE COMPANY (U.S.) INC.

BY:  /s/ Richard E. Jodoin
     -----------------------------
NAME:   Richard E. Jodoin
TITLE:  President

                                  SCHEDULE "A"

Foreign Reinsurance Trust Agreement dated September 30, 2002 between Allied World Assurance Company (U.S.) Inc. (formerly Commercial Underwriters Insurance Company) and American Home Assurance Company and Royal Trust Corporation of Canada and The Superintendent of Financial Institutions

Reinsurance Custody Agreement dated September 30, 2002 between Allied World Assurance Company (U.S.) Inc. (formerly Commercial Underwriters Insurance Company) and Commerce and Industry Insurance Company of Canada and Royal Trust Corporation of Canada


                                  Page 2 of 2